UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2011

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 25, 2011, Connecticut Natural Gas Corporation (CNG) and The Southern Connecticut Gas Company (SCG), subsidiaries of UIL Holdings Corporation (the Registrant), together with the Office of Consumer Counsel, filed a motion with the Connecticut Department of Public Utility Control (DPUC) to reopen CNG and SCG rate cases (Docket Nos. 08-12-06, 08-12-06 RE01, 08-12-07 and 08-12-07 RE01, respectively) for the purposes of reviewing and approving a settlement agreement.  The motion also requests that the procedural schedule in SCG’s potential overearnings docket (Docket No. 10-12-17) be suspended until the DPUC issues a decision on the settlement.  If approved, the settlement agreement would, among other things,  resolve all pending issues with respect to the DPUC’s decisions in CNG’s and SCG’s rate cases, and would also result in the termination of the DPUC’s pending investigation of potential SCG overearnings, upon a finding that SCG’s rates are not more than just, reasonable and adequate.  A copy of this filing is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits – The following exhibit is filed as part of this report:

99	Filing with the Connecticut Department of Public Utility Control, dated March 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 03/28/11	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

99	Filing with the Connecticut Department of Public Utility Control, dated March 24, 2011.